Exhibit T3C6

SIXTH SUPPLEMENTAL INDENTURE

dated as of March 24, 2015

among

EMERALD PLANTATION HOLDINGS LIMITED

as the Company

COMPUTERSHARE TRUST COMPANY, N.A.

as Trustee

COMPUTERSHARE TRUST COMPANY, N.A.

as Security Trustee

and

The entities listed on Schedule I hereto

as Subsidiary Guarantors

6.00% Guaranteed Senior Notes Due 2020

THIS SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of March 24, 2015, among Emerald Plantation Holdings Limited, a Cayman Islands exempted company limited by shares (the “Company”), the Subsidiary Guarantors listed on Schedule I hereto (the “Subsidiary Guarantors”), Computershare Trust Company, N.A., as trustee (the “Trustee”) and Computershare Trust Company, N.A., as security trustee (the “Security Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors party thereto, the Trustee and the Security Trustee, entered into the Indenture, dated as of January 30, 2013 (as amended, the “Indenture”), relating to the Company’s 6.00% Guaranteed Senior Notes Due 2020 (the “Notes”);

WHEREAS, on January 30, 2013, the Company issued U.S.$299,999,916 aggregate principal amount of Notes;

WHEREAS, on July 2, 2013, the Company issued U.S.$10,066,664 aggregate principal amount of PIK Notes;

WHEREAS, on May 7, 2014, the Company purchased U.S.$48,963,604 aggregate principal amount of Notes pursuant to a tender offer, which Notes were subsequently delivered to the Trustee for cancellation pursuant to Section 2.11 of the Indenture;

WHEREAS, the Company, the Subsidiary Guarantors, the Trustee and the Security Trustee have heretofore executed supplemental indentures dated as of August 19, 2013, February 20, 2014, October 31, 2014, November 5, 2014 and December 19, 2014;

WHEREAS, Section 9.02(c) of the Indenture provides, among other matters, that notwithstanding the provisions of Section 9.02(a) of the Indenture, without the consent of the Holders of not less than 80% in aggregate principal amount of the outstanding Notes affected thereby, an amendment may not amend, change or modify any provision of any Security Document, or any provision of the Indenture relating to the Collateral, in a manner that adversely affects the Holders, except in accordance with the other provisions of the Indenture;

WHEREAS, Section 9.02(d) of the Indenture provides that it is not necessary for Holders to approve the particular form of any proposed amendment, but is sufficient if their consent approves the substance thereof;

WHEREAS, Section 9.02(e) of the Indenture provides that an amendment under Section 9.02 of the Indenture will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the Outstanding Notes;

WHEREAS, the Company wishes to amend certain provisions of the Indenture in a manner that requires the consent of Holders;

WHEREAS, the Company sought written consents from the Holders with respect to the substance of the amendments listed in Sections 1 through 13 below;

WHEREAS, as of the date hereof, the Company has submitted to the Trustee written consents from the Holders of more than 80% in aggregate principal amount of Outstanding Notes with respect to the substance of the amendments listed in clauses 1 through 13 below;

WHEREAS, the Company, the Trustee, the Security Trustee and the Subsidiary Guarantors are relying on the evidence of the submission and non-revocation of such consents in executing this Supplemental Indenture;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

AMENDMENTS TO THE INDENTURE

(1)	The definition of “Asset Sale” in Section 1.01 is amended by adding following paragraph (7) thereof:

“provided further that notwithstanding anything to the contrary set forth in this Indenture, (1) ‘Asset Sale’ shall include any sale, transfer or other disposition that is a Greenheart Sale, and (2) every Greenheart Sale shall not be treated as a disposition of (a) all or substantially all of the Capital Stock of each Subsidiary owned by the Company; (b) all or substantially all of the assets of the Company; or (c) all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries; for any purposes hereunder.”

(2)	The definition of “Change of Control” in Section 1.01 is amended by deleting “, or the sale of all or substantially all the assets of the Company to another Person (other than an Entire Sale Transaction)” from paragraph (1) thereof.

(3)	The definition of “Entire Sale Transaction” in Section 1.01 is amended by adding “or any Restricted Subsidiary” following “a sale or other disposition by the Company” and by adding the following at the end thereof: “(other than through the merger, amalgamation, or consolidation of the Company with or into another Person or the merger or amalgamation of another Person with or into the Company).”

(4)	A new definition is added to Section 1.01 following the definition of “Global Notes” as follows:

“‘Greenheart Sale’ means any sale, transfer or other disposition by the Company or any of its Restricted Subsidiaries of:

(a) shares of Greenheart Group Limited and/or Greenheart Resources Holdings Limited; or

(b) the benefit of lending arrangements where the Company and/or any Restricted Subsidiary is the lender and Greenheart Resources Holdings Limited and/or Mega Harvest International Limited is the borrower.”

(5)	The definition of “Mandatory Prepayment Account” in Section 1.01 is amended by adding “a Change of Control Triggering Event, from” following “to which proceeds from” and by adding “Section 4.13,” following “in accordance with the terms of.”

(6)	The definition of “Permitted Investment” in Section 1.01 is amended by adding as a new paragraph (11) as follows:

“(11)	funding to the litigation trust established on January 30, 2013 upon the restructuring of Sino-Forest Corporation to fund the investigation and pursuit of any and all claims or causes of action vested in that trust on terms acceptable to the Board of Directors.”

(7)	Section 3.04(a) is amended by changing “100%” to “101%.”

(8)	Section 4.13 is amended by adding a new sentence at the end thereof as follows:

“Pending the application of any proceeds from a Change of Control Triggering Event to the payments to be made in accordance with a Change of Control Offer, the Company shall deposit and invest such proceeds in the Mandatory Prepayment Account.”

(9)	Section 4.15(d) is amended by adding after “paragraph (b)” “and any amount received in respect of funding permitted under paragraph (11) of the definition of Permitted Investments in excess of the amount paid by way of such funding.”

(10)	Section 4.15(f) is amended by adding a new clause at the end thereof as follows: “other than through an Entire Sale Transaction, which transaction shall be subject to and governed by Section 3.04 and Section 4.14, or through a Change of Control Triggering Event, which event shall be subject to and governed by Section 4.13.”

(11)	Section 5.01(a)(4) is deleted in its entirety and replaced with “INTENTIONALLY OMITTED.”

(12)	Section 5.01(a) is amended by adding a new clause after paragraph (6) thereof as follows:

“provided that subsections (2) through (6) of this paragraph (a) shall not apply to any Entire Sale Transaction, which transaction shall be subject to and governed by Section 3.04 and Section 4.14.”

(13)	Section 5.01(b)(4) is deleted in its entirety and replaced with “INTENTIONALLY OMITTED.”

REPRESENTATIONS AND CERTIFICATIONS

(14)	The Company hereby represents and warrants that:

(a)	all actions necessary to give effect to this Supplemental Indenture have been taken;

(b)	Holders representing the requisite principal amounts of the Outstanding Notes have consented to the substance of the amendments set forth in clauses 1 through 13 above;

(c)	in connection with the amendments set forth in clauses 6 and 9 above, consents in writing from Holders representing 90.30% in aggregate principal amount of the Outstanding Notes have been obtained;

(d)	in connection with the amendments set forth in clauses 1 and 4 above, consents in writing from Holders representing 90.30% in aggregate principal amount of the Outstanding Notes have been obtained;

(e)	in connection with the amendments set forth in clauses 2, 3, 5, 7, 8, 10 and 12 above, consents in writing from Holders representing 90.30% in aggregate principal amount of the Outstanding Notes have been obtained; and

(f)	in connection with the amendments set forth in clauses 11 and 13 above, consents in writing from Holders representing 90.34% in aggregate principal amount of the Outstanding Notes have been obtained.

FURTHER AGREEMENTS

(15)	The parties hereto agree that this Supplemental Indenture is effective to amend the Indenture.

(16)	Except as specifically amended or consented hereby, all the terms and conditions of the Indenture shall remain in full force and effect and, except as expressly provided herein, the effectiveness of this Supplemental Indenture shall not operate as, or constitute a consent or modification of, any right, power or remedy of any party to the Indenture. All references to the Indenture in any other document or instrument shall be deemed to mean the Indenture as modified by all previous supplemental indentures thereto and as amended and consented to by this Supplemental Indenture.

(17)	This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

(18)	This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

(19)	This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

(20)	Neither the Trustee nor the Security Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

EMERALD PLANTATION HOLDINGS LIMITED, for itself and on behalf of all the Subsidiary Guarantors[1]

By:	/s/ Paul Brough
	Name:	Paul Brough
	Title:	Director

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ John M. Wahl
	Name:	John M. Wahl
	Title:	Trust Officer

COMPUTERSHARE TRUST COMPANY, N.A., as Security Trustee

By:	/s/ John M. Wahl
	Name:	John M. Wahl
	Title:	Trust Officer

[1]	Pursuant to a power of attorney granting attorney in fact to execute the instruments contemplated.

SCHEDULE I

List of Subsidiary Guarantors

1.	Sino-Capital Global Inc.
2.	Sino-Panel Holdings Limited (BVI)
3.	Sino-Panel (Asia) Inc. (BVI)
4.	Sino-Panel (Gaoyao) Ltd. (BVI)
5.	SFR (China) Inc. (BVI)
6.	Sino-Wood Partners, Limited (H.K.)
7.	Sino-Forest Resources Inc. (BVI)
8.	Suri-Wood Inc. (BVI)
9.	Sino-Plantation Limited (H.K.)
10.	Sino-Wood (Guangxi) Limited (H.K.)
11.	Sino-Wood (Jiangxi) Limited (H.K.)
12.	Sino-Wood (Guangdong) Limited (H.K.)
13.	Sino-Global Holdings Inc. (BVI)
14.	Sinowin Investments Limited (BVI)
15.	Sino-Panel (North East China) Limited (BVI)
16.	Sino-Panel [Xiangxi] Limited (BVI) (formerly known as Rich Base Worldwide Limited)
17.	Sino-Forest Bio-Science Limited (BVI) (formerly known as Sino-Two Limited)
18.	Sino-Panel (Guangzhou) Limited (BVI)
19.	Sino-Panel [Suzhou] Limited (BVI) (formerly known as Pacific Harvest Holdings Limited)
20.	Sino-Panel (Yunnan) Limited (BVI)
21.	Sino-Panel (Guangxi) Limited (BVI)
22.	Sino-Panel (Guizhou) Limited (BVI)
23.	Sino-Panel (Qinzhou) Limited (BVI) (formerly known as Sino-Panel (Jiayu) Ltd.)
24.	Sino-Panel (Shaoyang) Limited (BVI)
25.	Sino-Panel (Yongzhou) Limited (BVI)
26.	Sino-Panel (Fujian) Limited (BVI)
27.	Grandeur Winway Limited (BVI)
28.	Sinowood Limited (Cayman Islands)
29.	Sino-Forest Investments Limited (BVI)
30.	Sino-Wood (Fujian) Limited (H.K.)
31.	Sino-Panel (North Sea) Limited (BVI)
32.	Sino-Panel (Huaihua) Limited (BVI)
33.	Amplemax Worldwide Limited (BVI)
34.	Ace Supreme International Limited (BVI)
35.	Express Point Holdings Limited (BVI)
36.	Glory Billion International Limited (BVI)
37.	Smart Sure Enterprises Limited (BVI)
38.	Expert Bonus Investment Limited (BVI)
39.	Dynamic Profit Holdings Limited (BVI)
40.	Alliance Max Limited (BVI)

41.	Brain Force Limited (BVI)
42.	Cheer Gold Worldwide Limited (BVI)
43.	General Excel Limited (BVI)
44.	Harvest Wonder Worldwide Limited (BVI)
45.	Homix Limited (BVI)
46.	Poly Market Limited (BVI)
47.	Prime Kinetic Limited (BVI)
48.	Regal Win Capital Limited (BVI)
49.	Rich Choice Worldwide Limited (BVI)
50.	Sino-Global Management Consulting Inc. (BVI)
51.	Sino-Panel (China) Nursery Limited (BVI)
52.	Sino-Panel (Russia) Limited (BVI)
53.	Sino-Wood Trading Limited (BVI)
54.	Sino-Panel Trading Limited (BVI)
55.	Trillion Edge Limited (BVI)
56.	Value Quest International Limited (BVI)
57.	Well Keen Worldwide Limited (BVI)
58.	Mandra Forestry Holdings Limited (BVI)
59.	Mandra Forestry Finance Limited (BVI)
60.	Mandra Forestry Hubei Limited (H.K.)
61.	Elite Legacy Limited (BVI)
62.	Emerald Plantation Group Limited (Cayman Islands)
63.	Sino-Maple Trading Limited (H.K.)